Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bloom Energy Corporation of our report dated March 7, 2018, except for the effects of the reverse stock split described in Note 30, as to which the date is July 19, 2018, relating to the financial statements of Bloom Energy Corporation, which appears in Bloom Energy Corporation’s Registration Statement on Form S-1 (No. 333-225571).

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 26, 2018